UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 9, 2007

LSI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 10, 2007, the Board of Directors elected Timothy Y. Chen to the Board. Mr. Chen is Corporate Vice President and Chief Executive Officer, Greater China Region, of Microsoft Corporation. Mr. Chen has been appointed to the Compensation Committee of the Board of Directors. Upon his election to the Board, Mr. Chen received an option to purchase 30,000 shares of our common stock under our 1995 Director Option Plan. The option has a seven-year term, becomes exercisable in four equal annual installments and has an exercise price per share equal to the closing price of a share of our common stock on the date of grant.
     Also on May 10, 2007, the Board named Gregorio Reyes, a current Director, Chairman of the Board of Directors, succeeding James H. Keyes, who remains a Director.
     In May 2005, we hired Abhijit Talwalkar to be our President and Chief Executive Officer pursuant to an employment agreement that was described in a Current Report on Form 8-K that we filed with the Securities and Exchange Commission on May 24, 2005. In addition to providing for Mr. Talwalkar’s salary, bonus and incentive and equity compensation, the employment agreement contained a number of relocation benefits. These benefits were provided because Mr. Talwalkar did not reside near our headquarters in Milpitas, California.
     The relocation benefits included a $5,000 per month housing allowance and reimbursement of closing and moving costs if Mr. Talwalkar moved to the San Jose area, in each case for the first two years of Mr. Talwalkar’s employment with the company. These amounts are “grossed-up” for taxes so that Mr. Talwalkar receives approximately $5,000 per month after taxes to use for housing expenses and an amount equal to his reimbursable closing and moving costs. Mr. Talwalkar has not relocated to the Milpitas area at this time. On May 9, 2007, the Compensation Committee of the Board of Directors extended these benefits for an additional one year period.
     On May 9, 2007, the Compensation Committee also amended our commuter expense reimbursement policy. This policy provides that the company will reimburse covered expenses incurred by an employee residing more than 100 miles from their primary work location, if the company has approved the employee’s participation in the program. Covered expenses include travel to the primary work location and lodging and meal expenses while at the primary work location. The policy also provides for a tax gross-up for participating employees. One of the amendments was to make the policy available to executive officers of the company.
     The Compensation Committee approved the participation in that program of Mr. Talwalkar (other than for housing expenses); Mr. Phil Brace, Senior Vice President, Corporate Planning and Marketing; and Mr. Jeff Richardson, Executive Vice President, Network and Storage Products Group. A copy of this policy is attached to this report as exhibit 10.2.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Description of Mr. Talwalkar’s relocation benefits
10.2	LSI Employee Commuter Expense Reimbursement Policy

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION

By:	/s/ Jean F. Rankin

Jean F. Rankin
Executive Vice President, General Counsel and
Secretary
Date: May 15, 2007

Exhibit Index

Exhibit	Description

10.1	Description of Mr. Talwalkar’s relocation benefits
10.2	LSI Employee Commuter Expense Reimbursement Policy